                                                                     EXHIBIT 4.5

     NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH THIS WARRANT IS EXERCISABLE (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.


                         COMMON STOCK PURCHASE WARRANT

               For the Purchase of 18,808 Shares of Common Stock

                                      of

                        SHEFFIELD PHARMACEUTICALS, INC.

                           (A Delaware Corporation)


1.   Warrant.
     -------

          THIS CERTIFIES THAT, for value received, Gruntal & Co., L.L.C. (together with any of the transferees permitted under Section 3.1, the "Holder" or "Holders"), as registered owner of this Warrant, is entitled during the period commencing December 29, 2000 and ending at 5:00 p.m., St. Louis, Missouri time, on December 29, 2004, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to Eighteen Thousand Eight Hundred Eight (18,808) shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company") in accordance with the terms hereof.

          The exercise price (the "Exercise Price") per Share of Common Stock shall be $4.9844 per share.

2.   Exercise.
     --------

     2.1  Cash Exercise. In order to exercise this Warrant for cash, the
          -------------
exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the applicable Exercise Price for the shares of the Common Stock being purchased. If the rights represented hereby shall not have been exercised before 5:00 p.m., St. Louis, Missouri time, on December 29, 2004, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

     2.2  Cashless Exercise.
          -----------------

     (a) In lieu of exercising this Warrant for cash, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder as of the date specified in such notice a number of shares of the Common Stock computed using the following formula:

                                   X= Y(A-B)
                                      ------
                                        A
     Where

          X = the number of shares of Common Stock to be issued to the holder.

          Y = the number of shares of Common Stock purchasable under this Warrant.

          A = the fair market value of one share of the Company's Common Stock.

          B = the Exercise Price (as adjusted to the date of such calculations as provided in Section 6).

     (b) For purposes of this Section 2.2, fair market value of one share of the Company's Common Stock shall be based on the average of the closing sales prices of the Company's Common Stock reported on the American Stock Exchange, The Nasdaq Stock Market, the OTC Electronic Bulletin Board, the National Daily Quotation Service, or the closing price quoted on any other exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall
                                                                     --------
Street Journal for the ten trading days prior to the date of determination of
--------------
fair market value. If the Common Stock is not quoted in The Nasdaq Stock Market, the OTC Electronic Bulletin Board, or the National Daily Quotation Service, or traded on an exchange, the fair market value of the Company's Common Stock shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the holder of this Warrant.

3.   Transfer.
     --------

          3.1  General Restrictions; Permitted Transferees.  The registered
               -------------------------------------------
Holder of this Warrant, by his acceptance hereof, agrees that it shall not sell, transfer or assign or hypothecate this Warrant without the prior written consent of the Company except that such a transfer may be made to the bona fide officers, directors and employees of Gruntal & Co., L.L.C. without the prior written consent of the Company. Any transfer will be registered on the books of the Company upon delivery to the Company of notice thereof duly endorsed by the Holder or by its duly authorized attorneys or representatives. Upon any such registration of transfer the Company shall deliver a new warrant or new warrants to the persons entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause a Warrant to be transferred on its books to any person, unless the Holder thereof shall furnish to the Company evidence of compliance with the Securities Act, in accordance with Section 3.2 below. The shares of Common Stock issuable upon exercise of this Warrant shall be subject to the additional transfer restrictions set forth below.

          3.2  Restrictions Imposed by the Securities Act.  This Warrant and the
               ------------------------------------------
shares of Common Stock purchased upon exercise of this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Warrant and such shares may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), the availability of which is established to the reasonable satisfaction of the Company, or (ii) in the case of a sale of the shares only, a registration statement relating to such shares has been filed by the Company and declared effective by the Securities and Exchange Commission.

          Each certificate for securities purchased upon exercise of this Warrant shall bear a legend substantially as follows unless such securities have been registered under the Securities Act:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), or any state securities laws. The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Act or (ii) pursuant to an exemption from registration under the Act in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

4.   New Warrants to be Issued.
     -------------------------

          4.1  Partial Exercise. Subject to the restrictions in Section 3
               ----------------
hereof, this Warrant may be exercised in whole or in part. In the event of the exercise hereof in part, upon surrender of this Warrant for cancellation, together with the duly executed exercise form, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise.

          4.2  Lost Certificate.  Upon receipt by the Company of evidence
               ----------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrants executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

          4.3  Warrant Register; Transfer of the Warrant.  Any warrants issued
               -----------------------------------------
upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such warrant on the part of any other person, and shall not be liable for any registration or transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall delivery a new warrant or warrants to the person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder.

5.   Reservation.  The Company shall at all times reserve and keep available out
     -----------
of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of authorized but unissued shares of Common Stock, free from preemptive rights, as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the applicable Exercise Price therefor, all shares of Common Stock shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. If the Common Stock is then listed on a national securities exchange, all shares of Common Stock issued upon exercise of this Warrant shall also be duly listed thereon.

6.   Adjustments.  The Exercise Price and the number of shares purchasable
     -----------
hereunder are subject to adjustment from to time as follows.

          6.1  Merger, Sale of Assets, Etc.  If at any time while this Warrant,
               ----------------------------
or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then as a part of such reorganization, merger, consolidation, sale or transfer lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6 shall similarly apply to successive reorganization, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          6.2  Reclassification, Etc.  If the Company, at any time while this
               ----------------------
Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

          6.3  Split Subdivision or Combination of Shares.  If the Company at
               ------------------------------------------
any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          6.4  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

7.   Certain Notice Requirements.
     ---------------------------

          7.1  Holder's Right to Receive Notice.  Nothing herein shall be
               --------------------------------
construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company prior to the exercise hereof (including the right to receive dividends). If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 6 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up, merger, consolidation, reorganization or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

          7.2  Transmittal of Notices.  Any notice or other communication or
               ----------------------
delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three
(3) days after the date of deposit in the United States mails, as follows:

          (i)  if to the Company, to:

               Sheffield Pharmaceuticals, Inc.
               425 South Woodsmill Road, Suite 270
               St. Louis, Missouri 63017-3441
               Attention: Chief Financial Officer

          (ii) if to the Holder, to the address of such Holder as shown on the books of the Company.

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.2.

8.   Investment Representations; Registration Rights.
     -----------------------------------------------

          8.1  Purchase for Investment.  By his acceptance of this Warrant, the
               -----------------------
Holder represents and warrants that the Holder has acquired this Warrant and will acquire the Shares for the Holder's own account for investment and not with the view to the distribution thereof, except in accordance with applicable federal and state securities laws. The Holder represents that he is an "accredited investor" as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act. The Holder confirms that he has been advised that the Warrants have not been, and the Shares of Common Stock issuable upon exercise of this Warrant Shares will not be (except in the event of a registration pursuant to Section 8), registered under the Securities Act and that he has consulted with and been advised by counsel as to the restrictions on resale to which this Warrant and such Shares will be subject.

          8.2  Notice of Registration.  If at any time or from time to time the
               ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than in connection with a registration relating to employee benefit plans or a registration relating to a business combination transaction, the Company will:

          (i)  promptly give to the Holders written notice thereof; and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Shares specified in written requests, made within 20 days after receipt of such written notice from the Company, by the Holders or any one or more of them.

          8.3  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.2. In such event the right of a Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Shares in the underwriting to the extent provided herein. If a Holder proposes to distribute its securities through such underwriting it shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8, if the managing underwriter determines that marketing factors require a limitation of the number of securities to be underwritten, the managing underwriter may limit the Shares to be included in such registration. The Company shall so advise the participating Holders and other holders distributing their securities through such underwriting and the number of Shares that may be included in the registration and underwriting shall be allocated among the participating Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Shares held by the participating Holders and such other holders at the time of filing the registration statement. To facilitate the allocation of securities in accordance with the above provisions, the Company may round the number of securities allocated to the participating Holders or holder to the nearest 1,000 shares.

     8.4  Right to Terminate Registration. The Company shall have the right to
          -------------------------------
terminate or withdraw any registration initiated by it under this Section 8 prior to the effectiveness of such registration whether or not any Holder has elected to include Shares in such registration.

     8.5  Expenses of Registration.  The Company shall pay all expenses incurred
          ------------------------
by the Company in connection with the registration, qualification and/or exemption of the Shares, registered pursuant to Sections 8.2 and 8.3 above, including any Securities and Exchange Commission ("SEC") and state securities law registration and filing fees, printing expenses, fees and disbursements of the Company's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by the Company in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the registration statement or prospectuses contained therein. The Company shall not, however, be liable for any sales, broker's or underwriting discount or commissions upon sale by any Holder of any of the Shares.

     8.6  Amendments and Supplements; Restrictions on Use.  The Company shall
          -----------------------------------------------
prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the registration statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company shall be entitled to delay any such filing and the use of the prospectus if the Company determines that such filing or use would impede, delay, or interfere with any significant financing, acquisition, or other transaction involving the Company, or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. The Company shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     8.7  Further Information.  If Shares owned by a Holder are included in any
          -------------------
registration, such Holder shall furnish the Company such information regarding itself as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Warrant.

     8.8  Duration.  Notwithstanding anything to the contrary in this Section 8,
          --------
the Company shall have no obligation to register or maintain a registration statement with respect to Shares after the second anniversary of their issuance date.

     9.   Indemnification.  (a)  The Company agrees to indemnify, defend and
          ---------------
hold harmless, to the full extent permitted by law, the Holder and each of the Holder's affiliates, each of their respective officers, directors, employees, agents, representatives, successors and assigns and each person who controls the Holder or such affiliate (within the meaning of the Securities Act) against any and all actions, causes of action, suits, losses, liabilities, obligations, damages, judgments and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses") incurred by any such person in any capacity and caused by any untrue statement of a material fact contained in the registration statement or in any prospectus or prospectus supplement, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or prospectus supplement, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of any Holder or its representative expressly for use therein.

     (b) In connection with the performance by the Company of its obligations under Section 8, the Holder shall promptly furnish to the Company in writing such information and affidavits with respect to the Holder and with respect to the planned distribution of the Shares issuable upon exercise of this Warrant that the Company may reasonably request for use in connection with the registration statement or any prospectus and agrees to indemnify, defend and hold harmless, to the full extent permitted by law, the Company, the Company's directors, officers, employees, agents, representatives, successors and assigns and each person who controls the Company (within the meaning of the Securities
Act) against any and all Losses incurred by any such person in any capacity and caused by any untrue statement of a material fact contained in the registration statement or in any prospectus or prospectus supplement, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to the Holder furnished in writing by or on behalf of the Holder or its representatives to the Company specifically for inclusion in such registration statement or any prospectus.

     (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Notwithstanding the foregoing, any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed in writing to pay such fees or expenses, or (y) the indemnifying party declines to assume the defense of such claim (it being understood that in the case of each of (x) and (y) above, the reasonable fees and expenses of such separate counsel to such person shall be paid by the indemnifying party). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld or delayed). No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

     (d) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party in respect of any Losses by reason of such indemnification being unenforceable as a matter of law or public policy, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions that resulted in such Losses, as well as any other equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by any method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10.  Representations and Warranties of the Company. The Company hereby
          ----------------------------------------------
represents and warrants that:

          (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;
          (ii) the shares of Common Stock issuable upon exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

          (iii) the execution and delivery of this Warrant are not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with terms hereof will not be, inconsistent with the Company's certificate of incorporation or by-laws, do not and will not contravene any law, government rule or regulation, judgment or order applicable to the Company, and, except for consents that already have been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.


11.  Miscellaneous.
     -------------

          11.1  Amendments.  All modifications or amendments to this Warrant
                ----------
shall require the written consent of each party.

          11.2  Headings.  The headings contained herein are for the sole
                --------
purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

          11.3  Entire Agreement.  This Warrant constitutes the entire agreement
                ----------------
of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          11.4  Binding Effect.  This Warrant shall inure solely to the benefit
                --------------
of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

          11.5 Governing Law.  This Warrant shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles thereof.

          11.6 Waiver, Etc.  The failure of the Company or the Holder to at any
               -----------
time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

                                     *****

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 29th day of December, 2000.


                                             SHEFFIELD PHARMACEUTICALS, INC.



                                             By:  ______________________________
                                                  Loren G. Peterson
                                                  President and CEO


AGREED AND ACCEPTED:

Gruntal & Co., L.L.C.

By__________________________

Form to be used to exercise Warrant:

Sheffield Pharmaceuticals, Inc.
425 South Woodsmill Road, Suite 270
St. Louis, Missouri 63017-3441
Attention: Chief Financial Officer

Date: ________________, 20__

          The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of Sheffield Pharmaceuticals, Inc. and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

                                             ___________________________________
                                             Signature



                                             ___________________________________
                                             Signature Guaranteed


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name____________________________________________________________________________
                            (Print in Block Letters)

Address_________________________________________________________________________

          NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.